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                                    EXHIBIT 11
                                GUITAR CENTER, INC.
                       COMPUTATION OF INCOME (LOSS) PER SHARE
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)


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

                                                Quarter Ended
                                                  March 31,
                                           ----------------------
                                             1998          1997
                                           -------       --------
Net income (loss)                          $ 4,220       $ (6,821)

Weighted average shares outstanding
Basic                                       19,347         19,329
                                           -------       --------
                                           -------       --------

Diluted                                     20,773         20,419
                                           -------       --------
                                           -------       --------

Income (loss) per common share
Basic                                      $  0.22       $  (0.35)
                                           -------       --------
Diluted                                    $  0.20       $  (0.33)
                                           -------       --------
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